Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529, 33-44230 and 333-106566) of Medtronic, Inc. of our report dated October 12, 2007 relating to the April 30, 2007 financial statement of The Medtronic Puerto Rico Employees’ Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Minneapolis, Minnesota October 24, 2008